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                                                                   EXHIBIT 10.22

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                    OF SERIES A CONVERTIBLE PREFERRED STOCK

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

     Entravision Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that, pursuant to the authority conferred on the Board of Directors of this corporation by the First Restated Certificate of Incorporation of this corporation in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of this corporation adopted the following resolution establishing a series of Preferred Stock of this corporation designated "Series A Convertible Preferred Stock":

     RESOLVED, that pursuant to the authority conferred on the Board of Directors of this corporation by Article 4 of the First Restated Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.0001 per share, of this corporation is hereby established and created, and that the designation of the number of shares thereof and the voting and other powers, preferences and other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                     Series A Convertible Preferred Stock

     1.  Designation; Rank.  An amount of shares of the Preferred Stock shall be
         -----------------
designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), par value $.0001 per share and the number of shares constituting such series shall be [$90,000,000 divided by price at which Subordinated Note is exchanged for Series A Preferred Stock pursuant to Section 8(b) of the Subordinated Convertible Promissory Note issued by Entravision Communications Company, L.L.C. to TSG Capital Fund III, L.P.]. The Series A Preferred Stock will rank junior, with respect to dividend rights and rights on liquidation, winding up and dissolution to other classes of series of preferred stock to be established by the Board of Directors of the Corporation if such preferred stock is not convertible to common stock or other securities convertible into common stock of the Corporation and the aggregate liquidation preference of such preferred stock (exclusive of accrued but unpaid dividends) is less than or equal to One Hundred Million Dollars ($100,000,000) or, in addition, to the extent such classes or series of preferred stock are issued in connection with a financial undertaking set forth in Section 3.3 of that certain Acquisition Agreement and Plan of Merger dated April 20, 2000 by and among the Corporation, Entravision Communications Company, L.L.C., Z-Spanish Media Corporation and other persons (the "Merger Agreement") (collectively, the "Senior Preferred Stock"). The Series A Preferred Stock shall rank pari passu with respect to any Series B Redeemable Pay-in-Kind Preferred Stock issuable pursuant to the terms of the Merger Agreement (the "Series B Preferred Stock") with respect to
dividend rights and rights upon liquidation, winding-up and dissolution.   The
Series A Preferred Stock will rank senior to all
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other classes of preferred stock of the Corporation and the common stock of the
Corporation (collectively, "Junior Securities"), with respect to dividend rights and rights upon liquidation, winding up and dissolution, .

     2.   No Issuance of Additional Shares.  The number of authorized shares of
          --------------------------------
Series A Preferred Stock may be reduced or eliminated by the Board of Directors of this corporation or a duly authorized committee thereof in compliance with the General Corporation Law of the State of Delaware stating that such reduction has been authorized, and the number of authorized shares of Series A Preferred Stock shall not be increased without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

     3.   Dividends.
          ---------

          (a) Dividends and Distributions.  Subject to the terms set forth
              ---------------------------
herein and the rights of the Senior Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive out of assets legally available for that purpose, an annual cumulative dividend equal to 8.5% of the then applicable Liquidation Preference (as defined in Section 4(a) below) (i.e., 8.5% per annum compounded annually) from the date of issuance of the shares of Series A Preferred Stock.

          (b) The Series A Preferred Stock and the Series B Preferred Stock (collectively, the "Preferred Stock") shall rank pari passu with respect to dividends, and in the event the Corporation fails to pay full dividends accrued on outstanding shares of Series A Preferred Stock and Series B Preferred Stock, any partial amounts which are paid as dividends by the Corporation with respect to Series A Preferred Stock and Series B Preferred Stock shall be paid to the holders of such shares of Preferred Stock in proportion (as nearly as practicable) to the amounts such holders would be entitled to receive if they were to be paid the full accrued and unpaid dividends on such Preferred Stock.

          (c) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

          (d) The holders of the Series A Preferred Stock shall be entitled to payments of accrued and unpaid dividends upon liquidation of the corporation as set forth in Section 4 below or the redemption of the Series A Preferred Stock as set forth in Section 5 below, and in each such case shall be entitled to all accrued and unpaid dividends whether or not declared by the corporation, or as otherwise required under this Section 3.

          (e) The corporation shall not declare or pay any dividend on shares of Junior Securities until the holders of the Series A Preferred Stock have received the full cumulative dividends accrued thereon pursuant to clause (a).

          (f) In computing accrued and unpaid dividends on the Series A
Preferred

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Stock, such dividends shall be computed on a daily basis through the date as of which such dividends are required to be paid by the terms hereof.

     4.   Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of the Senior Preferred Stock and the rights of series of Preferred Stock that may from time to time come into existence in accordance with and subject to the terms hereof, including, without limitation, Section 8(b) hereof, the holders of Series A Preferred Stock shall be entitled to receive after any distribution with respect to Senior Preferred Stock and, prior and in preference to any distribution of any of the assets of this corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share (the "Liquidation Preference") equal to the sum of (i) [$8.4746]/1/ for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) accrued but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which the holders of the Series A Preferred Stock and Series B Preferred Stock are entitled, then, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the amount payable to such holders. If the Corporation issues the Series B Preferred Stock in accordance with the Merger Agreement, the Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu with respect to distributions on liquidation.

          (b) Upon completion of the distribution required by subsection (a) of this Section 4, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

          (c) (i) For purposes of this Section 4, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred Stock then outstanding shall determine otherwise) a transaction whereby a person or group of persons acting in concert (other than current stockholders) shall:
(A) become (whether by merger, consolidation, or transfer, redemption or issuance of capital stock or otherwise) the beneficial owners (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of securities constituting more than fifty percent (50%) of the combined voting power of or the economic

--------------

     /1/ As calculated pursuant to Section 8(b) of the Subordinated Convertible Promissory Note issued by the Entravision Communications Company to TSG Capital Fund III, L.P.

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equity interests in the then outstanding securities of the corporation (or any surviving or resulting person) or (B) acquire assets constituting all or substantially all of the assets of the corporation and its subsidiaries on a consolidated basis (with (A) and/or (B) constituting a "Change in Control").

          (ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                 (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                     (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                     (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                     (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

                 (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the outstanding shares of such Series A Preferred Stock.

          (iii) In the event the requirements of this Section 4 are not complied with, this corporation shall forthwith either:

                 (A) cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or

                 (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(c)(iv) hereof.

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              (iv)   This corporation shall give each holder of record of Series
A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the outstanding shares of such Series A Preferred Stock.

     5.  Redemption.
         ----------

         (a) At any time, or from time to time, after April 19, 2001, and after such time as the closing price of the corporation's common stock as quoted on the New York Stock Exchange or the Nasdaq National Market equals or exceeds, for fifteen (15) consecutive trading days, one hundred thirty percent (130%) of the initial trading price of the corporation's common stock immediately following the initial public offering of the corporation, the corporation shall have the option, exercisable upon the expiration of the fifteen (15) day period after written notice delivered to the holders of Series A Preferred Stock by hand (the "Corporate Redemption Date") to the holders of the Series A Preferred Stock, to redeem all or any portion of the Series A Preferred Stock specified in such notice by paying in cash therefor a sum per share equal to the Original Series A Issue Price per share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued but unpaid dividends on such share (the "Series A Redemption Price"). At any time, or from time to time, after April 19, 2006, but within ninety (90) days after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series A Preferred Stock be redeemed ("Optional Redemption Request"), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem in full (referred to herein as an "Optional Redemption Date") the shares specified in such request by paying in cash therefor the Series A Redemption
Price.   If the corporation receives an Optional Redemption Request, it will, within fifteen (15) days of receipt, provide written notice to each holder of Series A Preferred Stock who did not submit such request of its receipt thereof and will offer all such holders the opportunity to direct that their shares be redeemed concurrently with the redemption pursuant to the Optional Redemption Request. On April 19, 2010, this corporation shall, to the extent it may lawfully do so, redeem all outstanding Series A Preferred Stock for an amount equal to the Series A Redemption Price on that date (the "Mandatory Redemption Date"). The Corporate Redemption Date, the Optional Redemption Date and the Mandatory Redemption Date are referred to collectively herein as the

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"Redemption Date").  Any redemption of Series A Preferred Stock effected pursuant to this subsection 5(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed from such holders.

         (b) At least fifteen (15) but no more than thirty (30) days prior to each of the Corporation Redemption Date, the Optional Redemption Date and the Mandatory Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (5)(c), on or after each Redemption Date, each holder of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock receives the same percentage of the applicable Series A Redemption Price. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

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     6.  Conversion.  The holders of the Series A Preferred Stock shall have
         ----------
conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert.  Each share of Series A Preferred Stock shall be
             ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the date such shares are redeemed, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that until the closing of a firmly underwritten public offering of the corporation's securities, which results in net proceeds to the corporation of at least $50,000,000 (the "IPO"), the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 6(d). Upon conversion of each share of Series A Preferred Stock into Common Stock, all accrued but unpaid dividends with respect to such share of Series A Preferred Stock shall be waived and forgiven and the corporation shall have no further obligation with respect to such dividends.

         (b) Mechanics of Conversion.  Before any holder of Series A Preferred
             -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

         (c) Conversion Price Adjustments of Preferred Stock for Certain
             -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  Until the IPO, the Conversion
-------------------------------------------
Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

         (i) (A) If this corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 6(c)(i)(E)(1) or(2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 6(c)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

              (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 6(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

              (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

              (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors in good faith irrespective of any accounting treatment.

              (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                  (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 6(c)(i)(C) and (c)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                  (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(c)(i)(C) and (d)(i)(D)).

                  (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                  (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 6(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 6(c)(i)(E)(3) or (4).

          (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(c)(i)(E)) by this corporation after the Purchase Date other than:

                 (A) Common Stock issued pursuant to a transaction described in subsection 6(d) hereof; or

                 (B) Shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation in an amount not to exceed fifteen percent (15%) of the capital stock of the corporation on a fully-diluted basis.

                 (C) shares of Common Stock issued as an equity kicker to banks, lenders and equipment lessors in connection with debt financings or equipment leases;

                 (D) shares of Common Stock issued for consideration other than cash in connection with mergers, consolidations, acquisitions of assets and other acquisitions or strategic transactions with non-affiliated third parties as approved by the Board of Directors;

                 (E) shares of Common Stock issued pursuant to the terms of that certain Exchange Agreement dated April 19, 2000 by and among the corporation, Entravision Communications Company, L.L.C. (the "LLC"), the individual and/or trust members of the LCC and Univision Communications Inc.

                 (F) shares of Common Stock issued pursuant to the IPO; or

          (iii) any right of the Series A Preferred Stock to adjust the Conversion Price pursuant to this Section 6(c) shall terminate concurrently with the closing of the IPO.

     (d)  Stock Splits.
          ------------

          (i) In the event this corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common

Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 6(c)(i)(E).

         (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (e) Recapitalizations. If at any time or from time to time there shall
         -----------------
be a recapitalization or reclassification of the Common Stock (or a merger, transfer, consolidation, or exchange in respect to Units which does not constitute a Change in Control, other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or
Section 4) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (f) No Impairment.  This corporation will not, by amendment of its
         -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (g) No Fractional Shares and Certificate as to Adjustments.
         ------------------------------------------------------

         (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 6, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

     (h) Notices of Record Date.  In the event of any taking by this
         ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (i) Reservation of Stock Issuable Upon Conversion. This corporation
         ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Restated Certificate of Incorporation.

     (j) Notices. Any notice required by the provisions of this Section 6 to
         -------
be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     7.  Voting Rights.  Except as set forth in Section 8 below or required by
         -------------
Delaware law, the Series A Preferred Stock shall have no voting rights.

     8.  Protective Provisions.  So long as any shares of Series A Preferred
         ---------------------
Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

         (a) amend the Certificate of Incorporation (as amended) of this corporation or the bylaws of this corporation in any manner (including, without limitation, by means of a merger or consolidation) which adversely affects the rights of the Series A Preferred Stock;

         (b) authorize or issue, or obligate itself to issue, any other equity security having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting, including any other security convertible into or exercisable for any equity security other than Senior Preferred Stock shares of Series B Preferred Stock issued pursuant to the Merger Agreement; or

         (c) enter into or engage in any transaction with an affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) on terms materially less advantageous to the Corporation or its stockholders and would be the case if such transaction had been effected with a non-affiliate.

     9.  Status of Redeemed or Converted Stock.  In the event any shares of
         -------------------------------------
Series A Preferred Stock shall be redeemed or converted pursuant to Section 5 or
Section 6 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Entravision Communications Corporation has caused this certificate to be signed duly executed by its duly authorized officers and attested by its secretary this ____ day of __________, 2000.

                                      ENTRAVISION COMMUNICATIONS CORPORATION


                                      By:____________________________________
                                         Walter F. Ulloa
                                         Chairman and Chief Executive Officer


                                      By:____________________________________
                                         Jeanette L. Tully
                                         Chief Financial Officer

ATTEST:


___________________________________
Paul A. Zevnik
Secretary

          [Signature Page to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock]